UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:

	(7)	Form, Schedule or Registration Statement No.:

	(8)	Filing Party:

	(9)	Date Filed:

This filing consists of the following documents distributed by Pharmaceutical Product Development, Inc. on November 2, 2011:

•	Go-Shop Press Release; and

•	Employee communication regarding Go-Shop Press Release.

Forward-Looking Statements

Certain statements in this Schedule 14A contain forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this Schedule 14A are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Schedule 14A beyond the published date.

Media:
Elizabeth Kuronen
+1 910 558 7785
elizabeth.kuronen@ppdi.com

Analysts/Investors:
Luke Heagle
+1 910 558 7585
luke.heagle@ppdi.com

FOR IMMEDIATE RELEASE

PPD Announces End of “Go-Shop” Period and

Early Termination of Hart-Scott-Rodino Waiting Period

WILMINGTON, N.C. (November 2, 2011) – Pharmaceutical Product Development, Inc. (Nasdaq: PPDI) today announced the expiration of the 30-day “go-shop” period pursuant to the terms of the previously announced definitive merger agreement, entered into on October 2, 2011, between PPD and affiliates of The Carlyle Group and affiliates of Hellman & Friedman LLC.

During the “go-shop” period, which ended at 11:59 p.m., Eastern Time, on November 1, 2011, the company’s representatives solicited superior proposals from third parties. Despite these solicitation efforts, PPD did not receive any alternative acquisition proposals during the “go-shop” period.

On October 3, 2011, PPD announced that it had entered into a definitive merger agreement under which PPD will be acquired by affiliates of The Carlyle Group and affiliates of Hellman & Friedman LLC in an all-cash transaction. Pursuant to terms of the agreement, PPD shareholders will receive $33.25 in cash for each share of common stock.

PPD has also been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger. The transaction remains subject to antitrust clearance in certain foreign jurisdictions and approval by PPD’s shareholders, as well as other customary closing conditions. PPD has scheduled a special meeting of its shareholders for November 29, 2011, to consider approval of the merger agreement and expects the merger to close in the fourth quarter of 2011. PPD’s board of directors continues to recommend that PPD’s shareholders vote to approve the merger agreement at the special meeting of shareholders.

About PPD

PPD is a leading global contract research organization providing drug discovery, development and lifecycle management services. Our clients and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 44 countries and more than 11,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a commitment to quality to help clients and partners accelerate the delivery of safe and effective therapeutics and maximize the returns on their R&D investments. For more information, visit www.ppdi.com.

Except for historical information, all of the statements, expectations and assumptions, including statements, expectations and assumptions about the merger, contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based and could cause actual results to differ materially from the forward-looking statements. Other important factors which could cause future results to differ materially include the following: risks that the merger might not close; risks that PPD might lose customers and/or employees as a result of announcement of the merger; overall global economic conditions; economic conditions in the pharmaceutical, biotechnology and government-sponsored research sectors; research and development spending in the pharmaceutical, biotechnology and government-sponsored research sectors; outsourcing trends in the pharmaceutical, biotechnology and government-sponsored research sectors; consolidation in pharmaceutical and biotechnology industries; competition in the outsourcing industry; PPD’s ability to win new business; loss, delay or modification of large contracts; higher-than-expected cancellation rates; the rate of conversion of backlog into revenue; actual operating performance; fluctuations in currency exchange rates; the ability to attract, integrate and retain key personnel; and risks associated with and dependence on strategic relationships. These and other PPD risk factors are set forth in more detail from time to time in our SEC filings, copies of which are available free of charge upon request from PPD’s investor relations department. PPD assumes no obligation and expressly disclaims any duty to update these forward-looking statements in the future, except as required by applicable law. These forward-looking statements should not be relied upon as representing PPD’s estimates or views as of any date subsequent to the date hereof.

Additional Information and Where to Find It

In connection with the proposed merger, PPD filed a definitive proxy statement with the SEC on October 28, 2011, which it is in the process of mailing, along with a form of proxy, to shareholders of record of the company as of October 24, 2011. PPD’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. PPD’s shareholders may obtain, without charge, a copy of these documents from the SEC’s website at www.sec.gov. PPD’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by going to the Investors section of PPD’s corporate website, www.ppdi.com.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s stockholders with respect to the proposed merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the definitive proxy statement for the company’s November 29, 2011, special meeting of shareholders, which was filed with the SEC on October 28, 2011. Shareholders may obtain additional information regarding the interests of the company and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the definitive proxy statement filed with the SEC on October 28, 2011, and other relevant documents regarding the proposed merger, when filed with the SEC.

###

From: Corporate Communications (SM)

Sent: Wednesday, November 02, 2011 11:07 AM

To: DL-all users

Subject: PPD Announces End of “Go-Shop” Period

Message from Corporate Communications

The company issued a news release today announcing the expiration of the 30-day “go-shop” period pursuant to the terms of the previously announced definitive merger agreement, entered into on 2 October 2011, between PPD and affiliates of The Carlyle Group and affiliates of Hellman & Friedman LLC.

During the “go-shop” period, which ended at 11:59 p.m., Eastern Time, on 1 November 2011, the company’s representatives solicited superior proposals from third parties. Despite these solicitation efforts, PPD did not receive any alternative acquisition proposals during the “go-shop” period.

On 3 October 2011, PPD announced that it had entered into a definitive merger agreement under which PPD will be acquired by affiliates of The Carlyle Group and affiliates of Hellman & Friedman LLC in an all-cash transaction. Pursuant to terms of the agreement, PPD shareholders will receive $33.25 in cash for each share of common stock.

PPD has also been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger. The transaction remains subject to antitrust clearance in certain foreign jurisdictions and approval by PPD’s shareholders, as well as other customary closing conditions. PPD has scheduled a special meeting of its shareholders for 29 November 2011, to consider approval of the merger agreement and expects the merger to close in the fourth quarter of 2011. PPD’s board of directors continues to recommend that PPD’s shareholders vote to approve the merger agreement at the special meeting of shareholders.

The FAQ document posted on the intranet has been updated with this information.

Additional Information and Where to Find It

In connection with the proposed merger, on October 28, 2011, PPD filed a definitive proxy statement with the SEC and mailed such proxy statement, along with a form of proxy, to shareholders of record of the company as of October 24, 2011. PPD’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. PPD’s shareholders may obtain, without charge, a copy of these documents from the SEC’s website at www.sec.gov. PPD’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by going to the Investors section of PPD’s corporate website, www.ppdi.com.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s stockholders with respect to the proposed merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the definitive proxy statement for the company’s November 29, 2011, special meeting of shareholders, which was filed with the SEC on October 28, 2011. Shareholders may obtain additional information regarding the interests of the company and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the definitive proxy statement filed with the SEC on October 28, 2011, and other relevant documents regarding the proposed merger, when filed with the SEC.